Exhibit 99.1

Health In Tech Appoints Sanjay Shrestha as Chief Executive Officer to Lead Next Phase of Growth and Strategic Expansion

•	Founder Tim Johnson to become Executive Chairman, continuing to drive long-term strategy, technology innovation and product development

•	Leadership evolution designed to accelerate commercial execution, pursue strategic acquisitions and enhance long-term shareholder value

•	Experienced leadership to drive scalable growth: Sanjay Shrestha, former President of Plug Power, brings public-company leadership, capital markets expertise and experience in strategic acquisitions, business expansion and operational execution.

•	Expanded focus on strategic growth opportunities: New CEO mandate encompasses scaling existing businesses, accelerating commercialization, identifying acquisition opportunities, developing strategic partnerships and pursuing disciplined initiatives to create long-term shareholder value.

•	Continued founder-led innovation: Tim Johnson will transition to Executive Chairman, remaining actively engaged in long-term strategy, technology innovation, product development and the evolution of Health In Tech’s AI-enabled marketplace.

STUART, Fla., October 20, 2026 /PRNewswire/ — Health In Tech, Inc. (Nasdaq: HIT) (“Health In Tech” or the “Company”), an AI-enabled InsurTech platform company transforming the health insurance marketplace through technology, automation and innovation, today announced the appointment of Sanjay Shrestha as Chief Executive Officer, effective October 20, 2026. Mr. Shrestha will succeed founder Tim Johnson, who will transition to Executive Chairman of the Board of Directors of the Company on the same date.

The leadership transition marks an important evolution for Health In Tech as the Company enters its next phase of growth, with an expanded focus on scaling its technology marketplace, accelerating commercial adoption, strengthening operating capabilities and pursuing strategic opportunities to enhance long-term shareholder value.

The new structure combines Mr. Johnson’s extensive healthcare insurance industry knowledge, entrepreneurial vision and continued leadership in innovation with Mr. Shrestha’s experience in scaling businesses, corporate strategy, capital markets and strategic acquisitions. Together, they will work to advance Health In Tech’s long-term vision while establishing a sharper focus on operational execution, organic growth and disciplined strategic expansion.

Building the Next Phase of Health In Tech

Since its founding, Health In Tech has focused on transforming the traditionally complex and fragmented health insurance marketplace through technology, vertical integration, automation and process simplification.

With an established technology foundation and an expanding suite of marketplace solutions, including its AI-powered HitRix platform, Health In Tech is focused on translating its technology capabilities and industry relationships into broader commercial opportunities.

The leadership transition is designed to advance three complementary strategic priorities:

Accelerating Organic Growth and Commercial Execution

Under Mr. Shrestha’s leadership, Health In Tech will focus on expanding adoption of its existing solutions, strengthening distribution and carrier partnerships, improving operating efficiency and building the organizational capabilities necessary to support scalable growth.

Pursuing Strategic Acquisitions and Business Expansion

The Company intends to evaluate potential acquisitions, strategic investments, partnerships and complementary business opportunities that could expand its capabilities, extend its market reach, strengthen its competitive position and create sustainable long-term shareholder value.

Mr. Shrestha will lead the evaluation and execution of these opportunities, working closely with Mr. Johnson and the Company’s Board of Directors. The Company intends to pursue opportunities with an emphasis on strategic alignment, disciplined capital allocation and long-term value creation.

Advancing Technology Innovation and Product Development

As Executive Chairman, Mr. Johnson will continue to play an active role in defining the Company’s long-term strategic vision, advancing technology innovation and guiding the development and evolution of its products and marketplace solutions.

His continued leadership will help maintain Health In Tech’s focus on solving structural inefficiencies in the healthcare insurance ecosystem while exploring emerging technologies and new opportunities for market differentiation.

This complementary leadership model is intended to align founder-led innovation with dedicated operational and commercial leadership, enabling the Company to pursue opportunities for both organic and inorganic growth.

Leadership Commentary

Tim Johnson, Founder and Executive Chairman of Health In Tech, commented:

“Health In Tech was founded on a vision to fundamentally transform the healthcare insurance industry through technology, innovation and vertical integration. From the beginning, our goal has been to simplify a highly complex marketplace and build a technology platform capable of changing how healthcare insurance solutions are developed, distributed and delivered.

“We have made meaningful progress in establishing that foundation. As we look ahead, the opportunity is not only to continue innovating, but also to scale our capabilities, expand our reach and unlock the broader potential of what we have built.

“This leadership transition is a deliberate step toward that next chapter. As Executive Chairman, I will remain actively engaged in shaping our long-term strategy, driving innovation and leading our product development vision. At the same time, Sanjay will bring dedicated leadership to the execution of our commercial strategy, the expansion of our businesses and the pursuit of strategic opportunities that can create additional value for shareholders.

“Sanjay brings a combination of public-company operating experience, capital markets expertise, strategic vision and business development capabilities. Having worked closely with him, I believe his leadership will strengthen our ability to turn opportunities into execution and position Health In Tech for sustainable long-term growth.

“My commitment to Health In Tech is unchanged. This evolution allows me to focus more deeply on the areas where I believe I can contribute the greatest long-term value, while bringing additional executive capabilities to support the Company’s growth.”

Sanjay Shrestha, Chief Executive Officer of Health In Tech, commented:

“Health In Tech has developed a differentiated technology platform addressing significant inefficiencies in the healthcare insurance marketplace. Under Tim’s leadership, the Company has established a foundation for innovation and created meaningful opportunities to expand its capabilities and market reach.

“I am excited to take on the role of CEO at this important stage in the Company’s evolution. My immediate focus will be on strengthening execution, scaling our existing businesses, accelerating commercial adoption and building the operational infrastructure needed to support the next phase of growth.

“Beyond organic expansion, I see opportunities to evaluate strategic acquisitions, partnerships and investments that can complement our platform, broaden our capabilities and enhance our competitive position. We will approach these opportunities with financial discipline, a clear strategic rationale and a focus on sustainable long-term shareholder value.

“Having previously served on the Company’s Board and as Strategic Advisor to the Board, and having worked closely with Tim and the leadership team, I have developed a strong appreciation for Health In Tech’s capabilities and market opportunities.

“I look forward to partnering with Tim, the Board and our talented employees to build on this foundation, strengthen execution and advance Health In Tech’s long-term growth ambitions.”

Clearly Defined Leadership Responsibilities

Under the new structure, Mr. Johnson, as Executive Chairman, will focus on long-term corporate strategy, technology innovation, product development, strategic relationships and emerging business opportunities. He will continue to provide leadership and strategic guidance while serving as Chair of the Board.

Mr. Shrestha, as Chief Executive Officer, will have primary responsibility for the Company’s operating performance, commercial strategy, organizational development, financial and operational execution, business expansion and strategic acquisition initiatives.

Both executives will work collaboratively within the Company’s Board-approved governance framework, with the CEO accountable to the Board of Directors for overall management and execution of the Company’s business strategy.

About Sanjay Shrestha

Mr. Shrestha brings extensive experience in public-company leadership, corporate strategy, capital markets, business development and strategic acquisitions.

He previously served as an independent director of Health In Tech from April 2025 to August 2026 and subsequently became Strategic Advisor to the Board in September 2026, with such experiences providing him with established familiarity with the Company’s operations, leadership and strategic priorities.

Mr. Shrestha previously served as President of Plug Power, Inc. (Nasdaq: PLUG), where he held senior leadership responsibilities following his appointment as Chief Strategy Officer in 2019. His work included business expansion, strategic investments, corporate development, capital markets initiatives and the advancement of integrated energy solutions.

Earlier in his career, Mr. Shrestha held leadership roles in investing, investment banking and equity research. He served as Global Head of Renewables Research at Lazard Capital Markets and built the renewables and industrial research practice at First Albany Capital. He also held senior investment and corporate development roles at Sky Capital America and in renewable energy investment banking.

Mr. Shrestha is Founder and Chief Executive Officer of Shrestha Global EPG Advisory, LLC.

His experience across technology-oriented businesses, public markets, financing, corporate development and strategic acquisitions is expected to support Health In Tech’s continued development and expansion.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to Health In Tech, Inc.’s (“Health In Tech,” “we,” “us” or “our”) business strategy, product development and innovation, growth prospects, and future operating and financial performance. In some cases, forward-looking statements can be identified by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target” or similar expressions that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits of the Company’s leadership transition; the Company’s strategic priorities, including accelerating organic growth and commercial execution, expanding adoption of its solutions and strengthening distribution and carrier partnerships; the Company’s intention to evaluate and pursue potential acquisitions, strategic investments, partnerships and other business opportunities; and the Company’s ability to create long-term shareholder value.

These forward-looking statements are based on current expectations and beliefs concerning future events and developments and their potential effects on Health In Tech and are subject to numerous known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Health In Tech’s control, that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to: risks related to the leadership transition, including our ability to successfully integrate new management and retain key personnel; our ability to identify, negotiate, finance, complete and integrate acquisitions or other strategic transactions on favorable terms, or at all; our ability to obtain funding for our operations and to enhance our current systems and expand our service offerings; our ability to regain and maintain compliance with The Nasdaq Stock Market LLC continued listing requirements; the success, cost and timing of our product development activities; our ability to attract and retain key personnel and qualified employees; our ability to attract new customers and to develop new, and enhance existing, products and services; the impact of competition in our industry and innovation by our competitors; risks related to cybersecurity incidents or other network disruptions; risks related to the use of third-party artificial intelligence; our ability to comply with new or modified laws and regulations applicable to our business, including with respect to the insurance services industry and data privacy requirements; our ability to protect our intellectual property rights and maintain and build our brand; the future trading price of our common stock; and other risks and uncertainties described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made in this press release speaks only as of the date of this press release. New risks and uncertainties may emerge from time to time, and it is not possible for Health In Tech to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by applicable law, Health In Tech does not undertake, and expressly disclaims, any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:

Health In Tech Investor Relations

ir@healthintech.com

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